UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2011

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of principal executive offices)	(Zip Code)

(212) 460-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Report is incorporated into this Item 1.01 by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 30, 2011, Leucadia National Corporation (the “Company”) completed its previously announced acquisition of a controlling interest in National Beef Packing Company, LLC (“National Beef”) for a net aggregate purchase price of approximately $867.9 million. The acquisition was effected pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 5, 2011, by and among the Company, National Beef, U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB”), NBPCo Holdings, LLC, a South Dakota limited liability company (“NBPCo”), TKK Investments, LLC, a Missouri limited liability company (“TKK”), TMKCo, LLC, a Missouri limited liability company (“TMK,” and together with USPB, NBPCo and TKK, the “Sellers”), and TMK Holdings, LLC, a Missouri limited liability company (“TMK Holdings”) (the “Transaction”).  As a result of the consummation of the Transaction, the Company now owns a 78.95% interest in National Beef, and the other members of National Beef, USPB, NBPCo and Timothy Klein, the Chief Executive Officer of National Beef, will hold a minority interest in National Beef.

The purchase price paid in the Transaction was funded with the Company’s available cash and investments.

Pursuant to the terms of the Purchase Agreement, the Company, USPB, NBPCo, TMK Holdings and National Beef entered into the First Amended and Restated Limited Liability Company Agreement of National Beef (the “Amended LLC Agreement”) concurrently with the consummation of the Transaction.  The Amended LLC Agreement provides for, among other things, the governance of National Beef and certain minority rights and obligations, including regarding transfer of membership interests, liquidity options and non-competition requirements.

The foregoing descriptions of the Purchase Agreement and the Amended LLC Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K (this “Report”), respectively, and each of which is incorporated by reference herein.

After giving effect to the Transaction, National Beef is a subsidiary of the Company.  As a result, the following agreements to which National Beef is a party are being reported by the Company:

(i)           Pursuant to the Purchase Agreement, on December 5, 2011, National Beef and its subsidiaries National Beef California, LP and National Carriers, Inc. entered into the Third Amendment to the Amended and Restated Credit Agreement and Limited Consent with CoBank, ACB and various other lenders, as previously amended (the “Third Amendment,” and together with the Credit Agreement and the other amendments thereto, the “Credit Facility”), and became effective contemporaneously with the consummation of the Transaction.

The primary purpose of the Third Amendment was to amend the Credit Facility (i) to consent to the Transaction, and (ii) to permit National Beef’s fiscal year to change to a fifty-two or fifty-three week period ending on the last Saturday in December, effective upon consummation of the Transaction.

The Credit Facility provides for (i) a series of term loans not to exceed $375 million in the aggregate, payable in quarterly installments of $9,250,000 with the remaining aggregate outstanding principal balance maturing in June 2016, and (ii) a $250 million revolving line of credit loan that matures in June 2016 and is subject to certain borrowing base limitations.

The Credit Facility contains representations, warranties, covenants and events of default customary for financings of this type, including, without limitation, certain financial covenants and covenants restricting National Beef’s ability to incur additional debt, incur liens, merge or consolidate with other companies, sell or dispose of its assets, liquidate or dissolve, make investments, loans, advances, guarantees and acquisitions, and make certain equity distributions.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of such agreement and the amendments thereto, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Report, respectively, and each of which is incorporated by reference herein.

(ii)           Also pursuant to the Purchase Agreement, National Beef and USPB entered into a Cattle Purchase and Sale Agreement dated as of December 30, 2011 (the “Cattle Agreement”), pursuant to which USPB will facilitate the delivery of cattle from its members to National Beef.  National Beef, in the aggregate, will purchase on an annual basis, a base amount of 735,385 head of cattle annually, subject to an adjustment of plus or minus ten percent (10%).  The purchase price for cattle purchased by National Beef will be an amount determined pursuant to National Beef’s pricing grids for cattle to be delivered by USPB’s members, as such pricing grids may be modified or supplemented from time to time by mutual agreement of National Beef and USPB.

 The Cattle Agreement will remain in effect for an initial term of five years.  Unless either party gives written notice to the other party that it does not want to extend the term at least 60 days prior to the one year anniversary of the date of the Cattle Agreement, then on each one year anniversary, the term will be extended by one year.   National Beef may terminate the Cattle Agreement if at any time USPB’s ownership of National Beef falls below a specified level.  For six months following any termination of the Cattle Agreement, USPB shall perform its obligations and National Beef must continue to purchase and pay for cattle as required by the Cattle Agreement.

The foregoing description of the Cattle Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.6 to this Report, and is incorporated by reference herein.

On December 30, 2011, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The required financial statements of National Beef will be filed by amendment to this Report no later than March 19, 2012.

(b)           Pro forma financial information.

The required pro forma financial information will be filed by amendment to this Report no later than March 19, 2012.

(d)           Exhibits.

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement among Leucadia National Corporation, National Beef Packing Company, LLC, U.S. Premium Beef, LLC, NBPCo Holdings, LLC, TKK Investments, LLC, TMKCo, LLC and TMK Holdings, LLC, dated as of December 5, 2011. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

10.1	First Amended and Restated Limited Liability Company Agreement of National Beef Packing Company, LLC, dated as of December 30, 2011.
10.2
Amended and Restated Credit Agreement by and between National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto, Coöperatieve Centrale Raiffeisen Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, U.S. Bank National Association, Bank of America, N.A., Bank of Montreal and CoBank, ACB, dated as of June 4, 2010.

10.3
First Amendment to Amended and Restated Credit Agreement by and among National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto and CoBank, ACB, dated as of June 4, 2010.

10.4	Limited Waiver and Second Amendment by and among National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto and CoBank, ACB, dated as of July 7, 2011.
10.5
Third Amendment to the Amended and Restated Credit Agreement and Limited Consent by and among National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto and CoBank, ACB, dated as of December 5, 2011.

10.6	Cattle Purchase and Sale Agreement by and between National Beef Packing Company, LLC and U.S. Premium Beef, LLC, dated as of December 30, 2011.
99.1	Press Release dated December 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: December 30, 2011	By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Membership Interest Purchase Agreement among Leucadia National Corporation, National Beef Packing Company, LLC, U.S. Premium Beef, LLC, NBPCo Holdings, LLC, TKK Investments, LLC, TMKCo, LLC and TMK Holdings, LLC, dated as of December 5, 2011. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

10.1	First Amended and Restated Limited Liability Company Agreement of National Beef Packing Company, LLC, dated as of December 30, 2011.
10.2
Amended and Restated Credit Agreement by and between National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto, Coöperatieve Centrale Raiffeisen Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, U.S. Bank National Association, Bank of America, N.A., Bank of Montreal and CoBank, ACB, dated as of June 4, 2010.

10.3
First Amendment to Amended and Restated Credit Agreement by and among National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto and CoBank, ACB, dated as of June 4, 2010.

10.4	Limited Waiver and Second Amendment by and among National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto and CoBank, ACB, dated as of July 7, 2011.
10.5
Third Amendment to the Amended and Restated Credit Agreement and Limited Consent by and among National Beef Packing Company, LLC, certain of its subsidiaries, the lenders party thereto and CoBank, ACB, dated as of December 5, 2011.

10.6	Cattle Purchase and Sale Agreement by and between National Beef Packing Company, LLC and U.S. Premium Beef, LLC, dated as of December 30, 2011.
99.1	Press Release dated December 30, 2011.